UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Richard H. Raborn, the Executive Vice President of the Vegetation Management Division of Alamo Group Inc. (the “Company”), will be retiring from the Company on May 29, 2026. The Company and Mr. Raborn entered into a letter agreement (“Agreement”) regarding Mr. Raborn’s retirement and separation from the Company. Pursuant to the Agreement, subject to release of claims by Mr. Raborn, Mr. Raborn will be entitled to certain payments and benefits after his last day of employment, including an amount equal to his current base salary of $536,000, payable in substantially equal installments in accordance with the Company’s payroll practices over the twelve-month period following Mr. Raborn’s last date of employment. Mr. Raborn’s separation is not the result of any disagreement regarding the Company’s operations, financial reporting, or accounting practices.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed hereto as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits
Exhibit 10.1 – Separation Agreement
Exhibit 104 – Cover Page Interactive Data File - Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19, 2026	By: /s/ Edward T. Rizzuti
Edward T. Rizzuti,
EVP Corporate Development, Investor Relations & Secretary